UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2008

ART’S-WAY MANUFACTURING CO., INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-05131	42-0920725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5556 Highway 9
Armstrong, Iowa	50514
(Address of principal executive offices)	(Zip Code)

(712) 864-3131
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Amendment of Material Agreement.

On May 1, 2008, Art’s-Way Manufacturing Co., Inc. modified the terms of three of its loans with West Bank. The maturity dates, interest rates and payment terms were amended and the Company entered into a Change in Terms Agreement with West Bank.

On June 7, 2007 the Company restructured its long-term debt with West Bank in order to have one loan in the principal amount of $4,100,000. The loan was written to mature on May 1, 2017 and bore interest at the U.S. daily 5-year treasury index plus 2.75 bps fixed for 5 years and was set to adjust to the prevailing same index and margin on the fifth anniversary of the loan for the balance of the term. On May 1, 2008, the terms of this loan were changed to modify the maturity date, interest rate and payments. The loan, with a principal amount of $3,898,161 as of May 1, will now mature on May 1, 2013. The loan bears interest at 5.75%. Monthly principal and interest payments in the amount of $42,500 are required, with a final payment of principal and accrued interest due on May 1, 2013.

The Company obtained two additional loans from West Bank in 2007 to finance the construction of the new facilities in Monona and Dubuque. On October 9, 2007, the Company obtained a loan for $1,330,000 that bore interest at the U.S. daily 5-year treasury index plus 2.75 bps, fixed at 7% for 5 years and then set to adjust to the prevailing same index and margin on the fifth anniversary for the balance of the term. On May 1, 2008, the terms of this loan, with a principal amount of $1,316,002, were changed to modify the maturity date, interest rate and payments. The new terms changed the maturity date to May 1, 2013 and the interest rate is now 5.75%. Monthly payments of $11,000 are required for principal and interest, with a final payment of accrued interest and principal due on May 1, 2013.

On November 30, 2007, the Company obtained a construction loan to finance the Dubuque, Iowa facility. This loan had a principal amount of $1,500,000. The loan bore interest at the U.S. daily 5-year treasury index plus 2.75 bps, fixed at 7.25% for 5 years and was written to adjust to the prevailing same index and margin on the fifth anniversary for the balance of the term. On May 1, 2008 the terms of this loan, with a principal amount of $1,498,062, were changed to modify the maturity date, interest rate and payments. The new terms changed the maturity date to May 1, 2013 and the interest rate is now 5.75%. Payments of $12,550 are due monthly for principal and interest, with a final accrued interest and principal payment due on May 1, 2013.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the exhibit and the information set forth therein and herein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ART’S-WAY MANUFACTURING CO., INC.

June 30, 2008	By:	/s/ Carrie L. Majeski
Date		Carrie L. Majeski, President and Chief Executive Officer